UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

OWENS REALTY MORTGAGE, INC.
(Name of Registrant as Specified In Its Charter)

HOVDE CAPITAL ADVISORS LLC
HOVDE CAPITAL LTD FINANCIAL INSTITUTIONS PARTNERS III LP OPAL ADVISORS LLC
OPAL CAPITAL PARTNERS LP ERIC D. HOVDE STEVEN D. HOVDE JAMES P. HUA
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Hovde Capital Advisors LLC, together with the other participants (collectively, the “Shareholder Group”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Owens Realty Mortgage, Inc., a Maryland corporation (the “Company”).

Item 1:  On June 27, 2018, the Shareholder Group launched a website to communicate with the Company’s stockholders.  The website address is www.fixorm.com.  The following materials were posted by the Shareholder Group to www.fixorm.com:

F1x OwENS REALTY MoRTGAGE!HomeHow to Vote Stockholder MaterialsPress ReleasesNomineesContact CHANGE IS NEEDED IN THE BOARDROOM Welcome to the website dedicated to the Shareholder Group's proxy campaign in support of the election of Steven D.Hovde and James P.Hua to the Board of Directors of Owens Realty Mortgage,Inc. ("ORM") at the 2018 Annual Meeting of Stockholders to be held on July 16, 2018. We are urging ORM's stockholders to use the GOlD proxy card to vote "FOR" the election of Steven D.Hovde and James P.Hua. We encourage you to read the Definitive Proxy materials available on the webstie carefully under Ma terials for Stockholders and to visti often for any updates. Sign up to receive status updates. IJl Hovde CAPITAL ADVISORS LLC ©2018 Fni ancialInstitutions Partners IIILP ll mportanll nformati on IPrivacy Pol i cy ITerms & Conditions

F1x OwENS REALTY MoRTGAGE!Home How to Vote Stockholder MaterialsPress ReleasesNomineesContact How TO VOTE Your Vote is Important-Tell the Board of ORM What You Think By Voting the GOLD Proxy Card. The Shareholder Group is seeking your support by using the GOLQ proxy card today to vote "FOR" the election of Steven D.Hovde and James P.Hua to the Board of Directors of Owens Realty Mortgage,Inc.("ORM") at the 2018 Annual Meeting of Stockholders to be held on July 16,2018. If any of your shares of Common Stock are held in the name of a brokerage firm,bank,bank nominee or other institution,only it can vote such shares of Common Stock and only upon receipt of your specific instructions.Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.You may also vote by signing,datni g and returning the enclosed GOLD voting form. Thank you for your support. If you have any questions or require assistance in voting your OOLO proxy card,please contact the Shareholder Group's proxy solicitor, lnvestorCom,Inc., toll-free at (877) 972-0090. lnvestorCom SHAREHOLDER INTELLIGENCE 65 Locust Avenue,Suite 302 New Canaan, a06840 Shareholders coli toll free at (811) 972-0090 Banks and Brokers may coli collect at (203) 972-9300 Ill Hovde CAP1fAL ADVISORS LLC ©2018 Fni ancialInstitutions Partners IIILP IImportant Information1 Privacy Policy 1 Terms & Conditions

FIX OWENS REALTY MORTGAGE!

Home How to Vote Stockholder Materials Press Releases Nominees Contact

MATERIALS FOR STOCKHOLDERS

6/25/2018	Definitive Proxy Statement filed 6/25/18
	Fix Owens Realty Mortgage Presentation (coming soon)

Hovde CAPITAL ADVISORS LLC

©2018 Financial Institutions Partners III LP | Important Information | Privacy Policy | Terms & Conditions

Fix Owens Realty Mortgage! Home How to Vote Stockholder Materials Press Releases Nominees Contact

Press Releases

5/10/2018	Financial Institutions Partners III LP Response to Owens Realty Mortgage (ORM) Press Release on May 9, 2018 Regarding Eric Hovde's Nomination of Two New Board Members
5/8/2018	Financial Institutions Partners III LP Releases Open Letter to Owens Realty Mortgage (ORM) Shareholders Stating Their Intention to Appoint Two New Board Members

Hovde CAPITAL ADVISORS LLC

©2018 Financial Institutions Partners III LP | Important Information | Privacy Policy | Terms & Conditions

Fix Owens Realty Mortgage! Home How to Vote Stockholder Materials Press Releases Nominees Contact

Nominees

Steven D. Hovde

CEO of Hovde Group, LLC, an investment banking firm focused on mergers and acquisitions, capital raising, financial advisory, restructurings, investments and merchant banking, since 1988 and has been its Chairman since 2009. Mr. Hovde is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions and its private equity activities. In this role, he has negotiated transactions in excess of several billion dollars in deal value and provides the firm's investment bankers with technical and strategic advice on client transactions.

Mr. Hovde is Chairman of Hovde Properties, a real estate development and investment company, which holds a significant portfolio of various types of commercial real estate properties, including office, luxury high-rise residential apartments, low-rise residential apartments, mixed use retail and office and student housing, which are located throughout Wisconsin.

Further, Mr. Hovde is also on the board of directors of a $1.9 billion asset community bank in the Chicago area[1], and a $800 million asset bank in the Seattle area.[2] These directorships focus on, amongst other issues, all aspects of credit risk, asset liability management, compensation and enterprise risk management. In addition, Mr. Hovde owns controlling or significant interests in several banks throughout the United States. These include Sunwest Bank, headquartered in Irvine, CA and Old Line Bancshares (NASDAQ: OLBK) in Maryland.[3] He also serves as a trustee of several charitable foundations.

Before co-founding Hovde Group in 1987, Mr. Hovde was Regional General Counsel and Vice President of a national commercial real estate development firm, Vantage Companies. At the time, Vantage was a top three US bank commercial real estate developer. Mr. Hovde focused on office, industrial and retail developments around the greater Chicago area totaling over 2 million square feet. Previous to that, Mr. Hovde served as an attorney with a 200-member law firm based in Chicago, Rudnick & Wolfe, which is today DLA Piper, specializing in real estate law focusing on representing lenders and documenting their mortgage lending to include acquisitions and construction and development of large commercial real estate projects. Prior to that, Mr. Hovde practiced accounting in Chicago as a Certified Public Accountant with one of the former "Big Eight" public accounting firms, Touche Ross LLP, which is today Deloitte & Touche LLP.

Mr. Hovde graduated summa cum laude with a Bachelor of Business Administration, majoring in Accounting, from the School of Business at the University of Wisconsin, Madison. He also earned his law degree, cum laude, at Northwestern University in Chicago, Illinois. Mr. Hovde is a frequent speaker at banking conferences around the country.

1) Republic Bank of Chicago, including its bank holding company.
2) Coastal Community Bank, including its bank holding company. Mr. Hovde is its largest shareholder.
3) Director of Bay Bank and its public bank holding company Bay Bancorp, Inc. Purchased 4/13/18 by Old Line Bancshares, Inc. (NASDAQ: OLBK)

James P. Hua

CEO, Portfolio Manager and founder of Opal Advisors, LLC, a value-oriented asset management firm, since 2012. Mr. Hua is responsible for identifying and managing investment opportunities including the overall investment strategy for Opal and its clients. Through a combination of research, building financial models and analysis of potential portfolio investments, Mr. Hua makes capital allocation and investment decisions for Opal and separate account investments. In addition, through Opal, Mr. Hua sub-advises on assets for other institutional investors and advisors.

Mr. Hua was Chief Investment Officer for Sheppard Wealth Management, an SEC registered investment firm from January 2015 to June 2018. Prior to that, Mr. Hua was on the Investment Team at Freestone Capital Management, LLC, a Seattle investment advisory company with, now, over $4.2 billion in assets. At Freestone, Mr. Hua analyzed public and private investments in the traditional and alternative space with a focus on real estate. He started off his career at Liberty Capital, a private equity firm focusing on short-term bridge lending and distressed real estate investments where he served as Controller.

Mr. Hua serves on the board of Emergent Capital (OTCQX: EMGC), a life settlements company, and is Chair of the Audit Committee, since 2017.

Mr. Hua earned a Bachelor of Arts in Business Administration with a concentration in Accounting from the University of Washington.

Hovde
CAPITAL ADVISORS LLC

©2018 Financial Institutions Partners III LP | Important Information | Privacy Policy | Terms & Conditions

Fix Owens Realty Mortgage!

Home How to Vote Stockholder Materials Press Releases Nominees Contact

Contact

Individual shareholders, institutional shareholders, banks, and brokers may contact the Shareholder Group directly or contact its proxy solicitor:

Investor Contacts

Ian Joyce
Hovde Capital Advisors
(202) 822-8117

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11

Media Contact

Bill Douglass
Gotham Communications, LLC
bill@gothamcomm.com
(646) 504-0890

Hovde
CAPITAL ADVISORS LLC

©2018 Financial Institutions Partners III LP | Important Information | Privacy Policy | Terms & Conditions

Item 2:  The Shareholder Group also intends to post the following presentation to www.fixorm.com.

 FIX OWENS REALTY MORTGAGE CHANGE IS NEEDED IN THE BOARDROOM JUNE 2018 WWW.FIXORM.COM FOLLOW LINK TO RECEIVE STATUS UPDATES Hovde Building•122 W. Washington Ave, Suite 350•Madison, Wisconsin 53703

 DISCLAIMER The views expressed on this presentation represent the opinions of Hovde Capital Advisors LLC and certain of its affiliates (collectively, the “Shareholder Group”), which beneficially own shares of Owens Realty Mortgage, Inc. (the “Company” or “ORM”) and are based on publicly available information with respect to the Company. The Shareholder Group recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Shareholder Group’s conclusions. The Shareholder Group reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. The Shareholder Group disclaims any obligation to update the information or opinions contained on this presentation. Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. The Shareholder Group shall not be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. Any estimates, projections or potential impact of the opportunities identified by the Shareholder Group herein are based on assumptions that the Shareholder Group believes to be reasonable as of the date of the materials on this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. The materials on this presentation are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Shareholder Group currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause the Shareholder Group from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. Although the Shareholder Group believes the statements made in this presentation are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, the Shareholder Group makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and the Shareholder Group expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigations and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant. This presentation may contain links to articles and/or videos (collectively, “Media”). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of the Shareholder Group. Cautionary Statement Regarding Forward-Looking Statements The materials on this presentation contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Shareholder Group. Although the Shareholder Group believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Shareholder Group will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Additional Information Hovde Capital Advisors LLC ("Hovde Capital Advisors LLC"), Hovde Capital Ltd. ("Hovde Capital Ltd."), Financial Institutions Partners III LP ("FIP III LP"), Opal Advisors LLC ("Opal Advisors LLC"), Opal Capital Partners LP ("Opal Capital Partners LP"), Steven D. Hovde, James P. Hua, and Eric D. Hovde (collectively, the “Participants”) have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of the Company. Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2018 Annual Meeting when they become available because they contain important information, including additional information relating to the Participants. These materials and other materials filed by the Shareholder Group in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. 2 www.fixORM.com

 TABLE OF CONTENTS 3 www.fixORM.com SECTION CONTENTS PAGE I Who We are and Reason for Proxy Solicitation 4 II Company and Stock Performance 10 III Why Change is Needed in the Boardroom 16 IV Our Nominees and What They Will Accomplish 22 V Voting Instructions and Contact Information 27

 WHO WE ARE AND REASONS FOR PROXY SOLICITATION SECTION I 4 www.fixORM.com

 DID YOU KNOW? Are you aware that over the last 10 years ORM’s external Manager, Owens Financial Group, Inc. (OFG), has collected over $45.7 million in fees from the Company, plus another $4.4 million in expense reimbursements, while we as shareholders (and formerly Owens Mortgage Investment Fund investors) have only made $6.1 million?1 See slide 12: “Fees to the External Manager”. Hovde Capital Advisors LLC and the other participants in this solicitation are, like you, long-time shareholders of Owens Realty Mortgage, Inc. and are seeking the election of two (2) director nominees. Like you, we are frustrated with the poor performance of the Company and the current Board of Directors who we believe have let the external manager, Owens Financial Group, Inc., financially mismanage the Company at the expense of us, the shareholders. The time is now to change the Company's board so that ORM's investors have a profitable future with ORM. 1) Owens Mortgage Investment Fund (“OMIF”) ORM’s private predecessor 2) See Slide 28: How To Vote 5 www.fixORM.com WE URGE YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE AVAILABLE PROXY STATEMENT AND THEN SUPPORT OUR EFFORTS BY SIGNING, DATING AND RETURNING THE AVAILABLE GOLD PROXY CARD TODAY. SEE HOW TO VOTE SECTION AT THE END OF THIS PRESENTATION.2

 WHO WE ARE AND WHY WE ARE PURSUING DIRECTOR NOMINATIONS • • • • We are long-term shareholders of ORM. We are value investors. We believe ORM is being mismanaged by Owens Financial Group (OFG), the external manager. We believe the Manager (OFG), including Bryan Draper and Bill Owens, is destroying shareholder value and enriching themselves in the process. • We believe the independent directors have failed to hold Bill Owens and Bryan Draper accountable to shareholders. • Our nominees will be aligned with shareholders and will fairly represent their interests in the boardroom. Our nominees do not have the conflicts of interests that are currently found on the Board. • 6 www.fixORM.com

 REASONS FOR PROXY SOLICITATION • One-sided management agreement that allows the Manager (OFG) to reap all the economic rewards while ORM and its shareholders take all of the credit risk. • Two of five ORM board members (40%) are insiders and owners of the external manager (OFG) compared to ISS’s report that recommends, for shareholders, that independent directors be a “substantial majority”.1 This is the same management team (OFG) that led OMIF to significant losses and foreclosures • during the last economic downturn and they have not changed their business model nor the management of ORM. 2 There are significant questions about the viability of the business model: • • ORM cannot cover its cash dividend with core operating income. See slide 18: “Viability of ORM’s Business Model”. ORM’s borrowing costs make it uneconomical to leverage their balance sheet. ORM had to extend 12 loans, totaling $43.9 million, past their maturity over the last three quarters3 • • • • • ORM generates a subpar dividend yield compared to its peer group.4 ORM’s stock has traded at a significant discount to book value for most of its existence.5 Management cannot or will not answer shareholder questions regarding the economics of its business model.6 1) Institutional Shareholder Services 2017 report on ORM “Board and Committee Independence” section 2) See Slide 12 3) Source: ORM earnings releases: 2017Q3, 2017Q4, 2018Q1 4) See Slide 14: Orm Stock Performance – Dividend Yield 5) Net book value is reported as $22.04 as of 3/31/18 6) See “Background to Solicitation” in the participants Definitive Proxy Statement filed 6/25/2018 7 www.fixORM.com

 WHAT WE HOPE TO ACHIEVE WITH BOARD SEATS 1. Restructure the management contract between ORM and the Manager (OFG), to hold Management accountable for creating shareholder value and removing the Manager’s excessive lending fee incentives that leave shareholders with all of the risk while the Manager (OFG) reaps all the rewards. Our Nominees will hold the Manager (OFG) accountable for protecting and creating shareholder value, or move to replace OFG as the Manager of ORM. Conduct a formal review of ORM’s business model, lending strategy and existing loan portfolio. Our goal is to avoid the problems and losses faced by OMIF, at the hands of OFG’s management, during the previous financial crisis, and protect shareholder value. Institute a capital allocation plan that will produce the highest and best return for all shareholders. At this point in the real estate cycle, and with ORM’s stock trading at a significant discount to book value, the highest and safest return for shareholders is buying back the Company’s stock.1 2. 3. We believe these priorities will have the greatest impact on ORM’s value, which will ultimately improve shareholder returns through dividend payouts and a higher stock price, and minimize the risk of the business model. 1) Net book value is reported as $22.04 as of 3/31/18. Repurchasing shares at any price below $16.50 creates a return for shareholders of 33% or greater. 8 www.fixORM.com

 WHY YOUR SUPPORT BENEFITS ALL SHAREHOLDERS • Restructuring the management contract will better align OFG's interests with ORM to properly balance the one-sided economic incentives that only benefits the Manager (OFG) and not ORM shareholders. •This will include a pay-for-performance compensation structure that will incentivize the Manager to act in the best interests of ORM and protect shareholder value. The existing Board has taken nearly five years to contractually amend what was previously, and still remains, an unfavorable contract with OFG. Reviewing the Company’s underwriting standards and loan portfolio will allow the new Board to find ways to reduce exposure and mitigate risks such as: •Properly reserving for future expected loan losses •Strategically positioning the Company to better handle the current rising interest rate environment • • • Structuring any lending on a floating rate basis to offset the interest rate risk of borrowing on a floating basis • The reinvestment of cash flows from real estate sales and loan payoffs into bulk share repurchases or a Dutch tender will generate returns upwards of 33% for common shareholders.1 1) Net book value is reported as $22.04 as of 3/31/18. Repurchasing shares at any price below $16.50 creates a return for shareholders of 33% or greater. 9 www.fixORM.com

 COMPANY AND STOCK PERFORMANCE SECTION II 10 www.fixORM.com

 WHY THE MANAGER’S INTERESTS ARE NOT ALIGNED WITH SHAREHOLDERS • ORM is externally managed and advised by OFG: •Bryan Draper, ORM’s CEO, is a significant shareholder of OFG •Bill Owens, a current ORM Director and Chairman Emeritus, is also the majority shareholder of the Manager (OFG) The Manager (OFG) receives monthly management fee based on 1.50% of ORM’s equity. The Manager (OFG) also receives 70% of all fees: • • • • • • Originations Acquisitions Loan Extensions Late Fees • The prior and current management agreements create clear conflicts of interest between the Manager (OFG) and ORM shareholders. The Manager, OFG, not only receives origination fees, but is also rewarded on originating poorly performing loans through extension and late fees. We believe the Manager (OFG) is incentivized to produce as many loans as possible, regardless of the quality and credit risk of the loans being originated and the broader economic environment. 11 www.fixORM.com

 FEES TO THE EXTERNAL MANAGER Over the last 10 years, ORM (and formerly OMIF) has only generated total Net Income of $6.1 million, producing an average 0.43% Return on Equity. During this same 10-year period, the Manager has collected $45.7 million in fees and an additional $4.4 million in expense reimbursements.1 9,8$48 $6,068,0686,,72244 Averag0e .R4O3E% veraTOgTeALRSOE K 134,3832,,0000 $ 9,676,000 $ 5,224,000 $ 2,684,000 $ 3,531,000 $ 1,987,000 $ 2,497,719 $ 3,126,940 $ 4,230,601 $ 6,202,240 $ 6,50 * Fees rounded to the neares t thous and. $ 50,050,996 We do not believe it is even remotely fair for a company's management team to generate over eight times more income for themselves than the Company and its investors. Source: SNL Financial, EDGAR, SEC 1) 2008 through fiscal year 2017 12 www.fixORM.com 6,$496 4$5,4656,6565,,99966 $4,5308,050,,099060 Fees to Manager OFG Fees 2008 FY2009 FY2010 FY2011 FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 FY A Source Document Management Fees to OFG Servicing Fees to OFG Acquisition and Origination Fees to OFG Late Payment Charges to OFG Miscellaneous Fees to OFG Total Fees Collected to OFG Expense Reimbursements to OFG Total OFG income pulled from ORM OMIF 10-K*OMIF 10-K*OMIF 10-K*OMIF 10-K*OMIF 10-K*ORM 10-KORM 10-KORM 10-KORM 10-KORM 10-$ 4,204,000 $ 2,033,000 $ 1,966,000 $ 2,312,000 $ 1,761,000 $ 1,664,076 $ 1,726,945 $ 2,051,134 $ 3,286,470 $ 3,546,0 686,000613,000491,000264,000165,000151,643156,995186,467298,770362,4 3,549,0001,588,00083,000168,00024,000658,0001,228,0001,956,0002,514,0002,492,0 1,203,000966,000132,000779,00037,0005,00014,00030,00083,00083,0 34,00024,00012,0008,000-19,0001,0007,00020,00023,0 85 11 00 00 $ 24,550,710 3,375,286 14,260,000 00 148,000 4,385,000 88,00072,00063,000641,000664,000742,000704,000590,000440,00038 1,000 $ 9,764,000 $ 5,296,000 $ 2,747,000 $ 4,172,000 $ 2,651,000 $ 3,239,719 $ 3,830,940 $ 4,820,601 $ 6,642,240 $ 6,88 7,496 ORM Net Income $57 million Operating Loss ORM Income 2008 FY2009 FY2010 FY2011 FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 FY TOTALS Source Document Revenues Expenses Operating Income (Loss) Other Income (Loss) Net Income Attributable to Common Stockholders ProspectusProspectusProspectusProspectus12/31/13 10-K 12/31/14 10-K 12/31/16 10-K 12/31/17 10-K 12/31/17 10-K 12/31/17 10-K $ 31,058,755 $ 20,939,784 $ 16,541,704 $ 18,120,744 $ 15,966,278 $ 14,409,355 $ 17,820,251 $ 21,243,551 $ 17,078,991 $ 15,533,128 28,881,69541,065,55339,373,36541,735,79721,247,3537,486,96913,433,29016,732,32920,844,95814,913,110 $ 188,712,541 245,714,419 $ 2,177,060 $ (20,125,769) $ (22,831,661) $ (23,615,053) $ (5,281,075) $ 6,922,386 $ 4,386,961 $ 4,511,222 $ (3,765,967) $620, (13,896)(10,336)(5,859)(1,129,202)3,601,2551,810,5113,542,66819,057,89428,175,7378,059, 018 830 $ (57,001,878) 63,088,602 $ 2,163,164 $ (20,136,105) $ (22,837,520) $ (24,744,255) $ (1,679,820) $ 8,732,897 $ 7,929,629 $ 23,569,116 $ 24,409,770 $ 8,67 Return on Equity0.79%-8.26%-10.42%-13.29%-0.89%4.69%4.20%11.81%11.33% 4.32%0.43%

 ORM STOCK PERFORMANCE – PRICE CHANGE Source: SNL Financial • It is important to note that since ORM became a publicly traded company on July 1, 2013, especially the first several years, the Company’s Net Income benefitted from the sales of REO (Real Estate Owned) assets that were the result of massive loan losses and resulting foreclosures. The Company’s net income has been inflated by these “Other Income” numbers since its IPO but this timeframe does not reflect the preceding losses that occurred before ORM became a public company. Source: SNL Financial ORM peer group per ISS: EARN, CHMI, ORC, LOAN, DX *Since 7/1/13, ORM Initial Public Offering (“IPO”) 13 www.fixORM.com 1-Year Price Change - FY17 25% 15% 5% (5%) (15%) (25%) (35%) 1/1/172/1/17 3/1/174/1/175/1/176/1/177/1/178/1/179/1/17 10/1/17 11/1/17 12/1/17 EARNCHMIORCLOANDXSNL U.S. REIT EquityS&P 500Russell 3000ORM Fiscal Year 2017 1 Yr. 3 Yr. 5 Yr.* EARN -7.5% -26.7% -30.1% CHMI -1.1% -2.3% -10.1% ORC -14.3% -30.4% -17.1% LOAN -21.8% 42.2% 251.8% DX 2.8% -16.5% -31.3% Peer Average -8.4% -6.7% 32.6% Peer Median -7.5% -16.5% -17.1% SNL U.S. REIT Equity 3.9% 4.9% 24.6% S&P 500 19.4% 29.9% 65.6% Russell 3000 18.9% 29.4% 64.5% ORM -13.6% 10.6% 87.3%

 ORM STOCK PERFORMANCE – DIVIDEND YIELD Source: SNL Financial, S&P 500 and Russell 3000 not reported • Clearly ORM falls far below its ISS selected peer group in terms of the cash dividend it generates for shareholders. ORM could not cover its current $0.20 per share cash dividend with the operating income from its core lending business over any of the last 15 quarters, and this is a dividend that falls well short of its peers.1 • Source: SNL Financial, table represents the averages over the corresponding periods ORM peer group per ISS: EARN, CHMI, ORC, LOAN, DX *Since 7/1/13, ORM Initial Public Offering (“IPO”) 1) $0.20 per share cash dividend reported April 25, 2018; 8,888,620 shares outstanding as of 5/31/2018; Operating income per Q3 2013 – Q1 2018 10-Qs 14 www.fixORM.com 1-Year Dividend Yield - FY17 20% 18% 16% 14% 12% 10% 8% 6% 4% 2% 0% 1/1/172/1/173/1/174/1/175/1/176/1/177/1/178/1/179/1/1710/1/17 11/1/17 12/1/17 EARNCHMIORCLOANDXSNL U.S. REIT EquityS&P 500Russell 3000ORM Fiscal Year 2017 1 Yr. 3 Yr. 5 Yr.* EARN 11.3% 13.0% 12.6% CHMI 10.7% 11.9% 11.0% ORC 16.5% 16.7% 16.4% LOAN 7.1% 7.4% 6.9% DX 10.7% 12.2% 12.3% Peer Average 11.3% 12.2% 11.8% Peer Median 10.7% 12.2% 12.3% SNL U.S. REIT Equity 3.8% 3.8% 3.8% S&P 500 NA NA NA Russell 3000 NA NA NA ORM 2.1% 2.0% 1.8%

 ORM STOCK PERFORMANCE – TOTAL RETURN Source: SNL Financial • Again, it is important to point out that the results of the 5 year timeframe are inflated by non-core income (REO sales) and does not reflect the losses taken that resulted in the foreclosures that created the REO portfolio. Because of this, the 5-year timeframe is a distorted representation of the Manager’s (OFG) performance. It is also important to note that both change in stock price and total return since the Company’s IPO are deceptively high because the Company’s IPO price was a massive 50% discount to reported book value. The Company has traded at significant discounts to book value for the vast majority of its publicly traded existence.1 • Source: SNL Financial ORM peer group per ISS: EARN, CHMI, ORC, LOAN, DX *Since 7/1/13, ORM Initial Public Offering (“IPO”) 1) ORM Q2 2013 Book Value $16.53, IPO $8.00, approximately 50% 15 www.fixORM.com 1-Year Total Return - FY17 25% 15% 5% (5%) (15%) (25%) (35%) 1/1/172/1/17 3/1/174/1/175/1/176/1/177/1/178/1/179/1/17 10/1/17 11/1/17 12/1/17 EARNCHMIORCLOANDXSNL U.S. REIT EquityS&P 500Russell 3000ORM Fiscal Year 2017 1 Yr. 3 Yr. 5 Yr.* EARN 3.4% 7.2% 24.1% CHMI 9.8% 39.7% 46.5% ORC 1.1% 14.4% 72.3% LOAN -16.2% 78.4% 361.5% DX 13.7% 19.2% 17.6% Peer Average 2.4% 31.8% 104.4% Peer Median 3.4% 19.2% 46.5% SNL U.S. REIT Equity 8.4% 19.6% 51.7% S&P 500 21.8% 38.3% 81.9% Russell 3000 21.1% 37.3% 79.6% ORM -11.6% 18.7% 106.0%

 WHY CHANGE IS NEEDED IN THE BOARDROOM SECTION III 16 www.fixORM.com

 CHANGE IS NEEDED IN THE BOARDROOM • ORM’s stock has underperformed on numerous levels compared to peers and broader markets despite benefiting from the sales of Real Estate Owned in the years following its IPO. However, this does not take into account the massive losses incurred on the loan portfolio that created this Real Estate Owned portfolio prior to the Company’s IPO. We believe the Company’s stock would have performed exponentially better if ORM was not being mismanaged by the Manager (OFG).1 The Manager (OFG) has been allowed to receive an unprecedented proportion of the income generated by ORM’s lending business while shareholders are left with all of the risk and minimal economic reward. See slide 12: “Fees to the External Manager”. 2 ORM has not been able to generate acceptable returns for shareholders despite being in a major bull market for real estate since the Company’s IPO, with very advantageous interest rates for real estate. We are concerned with the viability of the business model given the underwhelming performance during the favorable part of the economic cycle. Management bought out Freestone Capital Management’s 811,000 shares at a 20% premium to the stock’s market value after Freestone had publicly begun voicing displeasure with Management and Company performance, and was threatening a proxy contest. Management has only repurchased shares as a result of investor pressure to do so.3 ORM’s Board currently has 40% representation by insiders and is not representative of common shareholders. ISS’s reports state that it is generally preferred that “independent directors be a substantial majority of the company’s board.”4 We believe the independent directors, despite being a majority on ORM’s Board and making up its major committees, have done little to nothing to protect shareholder value since the Company went public on July 1, 2013. Our Nominees will hold the Manager (OFG) and Board accountable to creating shareholder value. • • • • • • 1) See Slides 13-21 2) See Slide 12: Fees to the External Manager 3) ORM stock price of $16.01 as of 12/29/2017. Share repurchased announced by the Company in an 8-K dated January 3, 2018. 4) Institutional Shareholder Services 2017 report on ORM “Board and Committee Independence” section 17 www.fixORM.com

 VIABILITY OF ORM’S BUSINESS MODEL • At best, we believe that ORM can only generate earnings yields in the 5% range after deducting management fees of 1.5%, reserves for future credit losses of roughly 1.0% and other expenses when their all in loan yield is 7.5%. 1 ORM currently borrows on a floating rate basis, currently at 5.25%, and lends on a fixed rate basis of approximately 7.50%, resulting in a 2.25% spread, which is before deducting Management fees of • 1.5%, loan loss reserves of roughly 1.0% and other operating expenses, which results in a negative return. ORM does not have the ability to leverage its balance sheet because their funding costs are too high due to their past lending history.1 ORM has a 1.04% Allowance for Loan & Lease Losses (ALLL) as a percent of total loans outstanding, which we believe is significantly lower than it should be to protect shareholders from potential future credit losses2: • • For contrast, the ALLL as a percent of total loans for all U.S. banks with average assets under $1 billion was 1.32% for Q1 2018. ORM’s borrowers either have some level of collateral or cash flow deficiency, and therefore a higher degree of credit risk, and yet their reserves are below those of U.S. banks ( they would most likely receive traditional bank financing instead of relying on ORM with its significantly higher interest rates and origination fees. We believe this is indicative of the credit quality of ORM’s borrowers, and it should be alarming to shareholders given how much weaker ORM’s loan loss reserve levels are compared to the banking industry.2,3 • The Company would not be able to cover its current $0.20 per share cash dividend with its reported operating income for any of the last 15 quarters.4 Based on the above evidence, shareholders should have serious concerns regarding the viability of ORM’s business model and guidance under the Manager’s (OFG) supervision. 1) ORM Q1 2018 Earnings Call Q&A 2) ALLL reported by ORM at 3/31/18 3) Federal Reserve Bank of St. Louis (FRED) 4) $0.20 per share cash dividend reported April 25, 2018; 8,888,620 shares outstanding as of 5/31/2018; Operating income per Q3 2013 – Q1 2018 10-Qs 18 www.fixORM.com

 BRYAN DRAPER SHOULD NOT BE REELECTED TO THE BOARD • • • Current CEO and Executive Director of ORM. Executive of the external manager, OFG, since 1987 and holds a significant ownership in OFG. Mr. Draper is the CEO of ORM, yet he is not compensated by ORM nor is his compensation based on ORM’s performanc e. All of Mr. D raper ’s econo mic incentive s are d riven by fees collected by the Manager (OFG). • The Manager (OFG) is not penalized or held accountable for any negative loan or return performance. On the contrary, the manager receives late fees on nonperforming loans and extension fees when loans have to be extended past maturity. • Part of the same executive team at OFG that led OMIF into significant losses and foreclosures during the last economic downturn but clearly did not learn from the experience, as management continues to make the same risky loans with insufficient reserve levels. Mr. Draper did not purchase any shares of ORM from January 1, 2018 through May 25, 2018, despite the Company’s stock trading as low as $13.88 in this period, but conveniently began buying stock after the proxy contest was announced at $17 per share up to the record date for the annual meeting. Why would the Company’s CEO buy stock at $17 per share but not $14 per share?1 • It is paramount to separate the link between the Board, OFG and Management to address the entanglement of interests and better protect shareholder interest and value. 19 www.fixORM.com 1) See all form 4s filed in 2018 by Bryan Draper and the Company

 JAMES KESSLER SHOULD NOT BE REELECTED TO THE BOARD • • • Independent director of ORM since January 2013. Does not have the lending or investment experience required for the Board of ORM. Over the last five years, he has failed to represent shareholders and address the egregious fees paid to the Manager and lack of returns to ORM shareholders.1 As one of three independent directors, it was his responsibility to: •Represent shareholders •Hold Management accountable Mr. Kessler only owns 29,074 shares, or approximately 0.3%, of ORM stock.2 • • We believe Mr. Kessler, as a director on the Board and member of the Board’s committees, has failed on each of these accounts and has not upheld his duty to represent and protect the interests of ORM shareholders. 1)See Slide 12: Fees to the External Manager 2)Per Definitive Proxy Statement filed by the Company (ORM) on June 8, 2018. 20 www.fixORM.com

 WHY THE EXISTING INDEPENDENT DIRECTORS HAVE FAILED YOU • We believe the recent approval of the amended management agreement does little to address the conflicts of interests between the Manager (OFG) and ORM. The independent directors, Dennis Schmal, James Kessler and Gary Wallace, have not adequately voiced their objections and have allowed what we believe is an uneconomic, one-sided agreement that misaligns interests and destroys shareholder value. They have power in the boardroom, as a 3-of-5 majority, and seats on the Company’s key committees, yet have failed to use them to represent you as shareholders. Dennis Schmal, James Kessler and Gary Wallace collectively own less than 0.50% of ORM • • common stock. We believe they, as well as the Manager (OFG), are not incentivized to represent you. 1 We believe the independent directors, Dennis Schmal, James Kessler and Gary Wallace have failed to use their voice to manage the interests of Bryan Draper and Bill Owens. If the independent directors had a significant vested interest in ORM, they would have not allowed this to occur. This lack of ownership has led to the absence of a shareholder voice at the decision-making table. • 21 www.fixORM.com 1) Per ORM’s Definitive Proxy Statement filed 6/8/18. 34,074 shares owned. 8,888,620 shares outstanding as of 5/31/18

 OUR NOMINEES AND WHAT THEY WILL ACCOMPLISH SECTION IV 22 www.fixORM.com

 THE NOMINEES — STEVEN D. HOVDE CEO of Hovde Group, LLC, an investment banking firm focused on mergers and acquisitions, capital raising, financial advisory, restructurings, investments and merchant banking, since 1988 and has been its Chairman since 2009. Mr. Hovde is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions and its private equity activities. In this role, he has negotiated transactions in excess of several billion dollars in deal value and provides the firm's investment bankers with technical and strategic advice on client transactions. Mr. Hovde is Chairman of Hovde Properties, a real estate development and investment company, which holds a significant portfolio of various types of commercial real estate properties, including office, luxury high-rise residential apartments, low-rise residential apartments, mixed use retail and office and student housing, which are located throughout Wisconsin. Further, Mr. Hovde is also on the board of directors of a $1.9 billion asset community bank in the Chicago area1, and a $800 million asset bank in the Seattle area.2 These directorships focus on, amongst other issues, all aspects of credit risk, asset liability management, compensation and enterprise risk management. In addition, Mr. Hovde owns controlling or significant interests in several banks throughout the United States. These include Sunwest Bank, headquartered in Irvine, CA and Old Line Bancshares (NASDAQ: OLBK) in Maryland.3 He also serves as a trustee of several charitable foundations. Before co-founding Hovde Group in 1987, Mr. Hovde was Regional General Counsel and Vice President of a national commercial real estate development firm, Vantage Companies. At the time, Vantage was a top three US bank commercial real estate developer. Mr. Hovde focused on office, industrial and retail developments around the greater Chicago area totaling over 2 million square feet. Previous to that, Mr. Hovde served as an attorney with a 200-member law firm based in Chicago, Rudnick & Wolfe, which is today DLA Piper, specializing in real estate law focusing on representing lenders and documenting their mortgage lending to include acquisitions and construction and development of large commercial real estate projects. Prior to that, Mr. Hovde practiced accounting in Chicago as a Certified Public Accountant with one of the former “Big Eight” public accounting firms, Touche Ross LLP, which is today Deloitte & Touche LLP. Mr. Hovde graduated summa cum laude with a Bachelor of Business Administration, majoring in Accounting, from the School of Business at the University of Wisconsin, Madison. He also earned his law degree, cum laude, at Northwestern University in Chicago, Illinois. Mr. Hovde is a frequent speaker at banking conferences around the country. 1) Republic Bank of Chicago, including its bank holding company. 2) Coastal Community Bank, including its bank holding company. Mr. Hovde is its largest shareholder. 3) Director of Bay Bank and its public bank holding company Bay Bancorp, Inc. Purchased 4/13/18 by Old Line Bancshares, Inc. (NASDAQ: OLBK) 23 www.fixORM.com

 THE NOMINEES — JAMES P. HUA CEO, Portfolio Manager and founder of Opal Advisors, LLC, a value-oriented asset management firm, since 2012. Mr. Hua is responsible for identifying and managing investment opportunities including the overall investment strategy for Opal and its clients. Through a combination of research, building financial models and analysis of potential portfolio investments, Mr. Hua makes capital allocation and investment decisions for Opal and separate account investments. In addition, through Opal, Mr. Hua sub-advises on assets for other institutional investors and advisors. Mr. Hua was Chief Investment Officer for Sheppard Wealth Management, an SEC registered investment firm from January 2015 to June 2018. Prior to that, Mr. Hua was on the Investment Team at Freestone Capital Management, LLC, a Seattle investment advisory company with, now, over $4.2 billion in assets. At Freestone, Mr. Hua analyzed public and private investments in the traditional and alternative space with a focus on real estate. He started off his career at Liberty Capital, a private equity firm focusing on short-term bridge lending and distressed real estate investments where he served as Controller. Mr. Hua serves on the board of Emergent Capital (OTCQX: EMGC), a life settlements company, and is Chair of the Audit Committee, since 2017. Mr. Hua earned a Bachelor of Arts in Business Administration with a concentration in Accounting from the University of Washington. 24 www.fixORM.com

 SUPPORT OUR NOMINEES We believe Mr.Hovde’s and Mr. Hua’s vast real estate, investing,lending andcorporate governance experience over several decades in the real estate, capital management and banking industries, along with their significant ownership stake in ORM, makes both Nominees extremely valuable and neededstrategic voicesin the boardroom,aswellasbringa currently table. absent shareholder voice to the decision-making 25 www.fixORM.com

 CREATING SHAREHOLDER VALUE Our Nominees will unlock and create shareholder value by: 1. Restructuring the management contract between ORM and the Manager (OFG), to hold Management accountable for creating shareholder value and removing the Manager’s excessive lending fee incentives that leave shareholders with all of the risk while the Manager reaps all the rewards. Our Nominees will hold the Manager accountable for protecting and creating shareholder value. Conducting a formal review of ORM’s business model, lending strategy and existing loan portfolio to avoid the problems faced by OMIF during the previous financial crisis and protect shareholder value. Our goal is to avoid the significant problems and losses that were experienced by OMIF, at the hands of OFG’s management, during the previous financial crisis. 2. 3. Instituting a capital allocation strategy that will produce the highest and best return for all shareholders. At this point, with ORM’s stock trading at a significant discount to book value, the highest and safest return for shareholders is bulk repurchases of the Company’s stock. When elected, our Nominees will focus on executing the above three actions, which will ultimately improve shareholder returns through dividend payouts and a higher stock price, and minimize the risk of the business model. 26 www.fixORM.com

 VOTING INSTRUCTIONS AND CONTACT INFORMATION SECTION V 27 www.fixORM.com

 HOW TO VOTE Your Vote is Important – Tell the Board of ORM What You Think By Voting the Proxy Card. VOTE BY INTERNET OR PHONE If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form. VOTE BY MAIL Simply COMPLETE, SIGN, DATE AND RETURN the provided. proxy card in the postage-paid envelope IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR GOLD PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, INVESTORCOM, TOLL-FREE AT (877) 972-0090. 28 www.fixORM.com GOLD GOLD

 MORE INFORMATION WEBSITE www.fixORM.com DEFINITIVE PROXY STATEMENT Definitive Proxy Statement Receive Status Updates Follow Link to Receive Status Updates PRESS RELEASES INVESTOR CONTACT Open Letter to ORM shareholders (5/8/18) Ian Joyce Hovde Capital Advisors (202) 822-8117 Response to ORM Press Release (5/10/18) John Grau InvestorCom (203) 972-9300 ext. 11 29 www.fixORM.com